EXHIBIT 99.1

TABLE OF CONTENTS

Page
Independent Auditors’ Report	2

Financial Statements

Statements of Revenues and Direct Operating Expenses	3

Notes to Statements of Revenues and Direct Operating Expenses	4

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INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Shareholders

Black Ridge Oil and Gas, Inc.

We have audited the accompanying statements of revenues and direct operating expenses of the properties (the “Acquired Properties”) acquired by Black Ridge Oil & Gas, Inc. (the “Company”), from CP Exploration, LP for the years ended December 31, 2012 and 2011. These statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. The auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statements of revenues and direct operating expenses referred to above were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2 to the statements and are not intended to be a complete financial presentation of the operations for the Acquired Properties.

In our opinion, the statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Acquired Properties for the years ended December 31, 2012 and 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ M&K CPAS, PLLC

Houston, Texas

February 10, 2014

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BLACK RIDGE OIL & GAS, INC.

ACQUIRED PROPERTIES

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011
	(Unaudited)	(Unaudited)
Revenues
Oil and gas sales	$3,496,228	$2,608,378	$3,260,954	$423,264

Direct operating expenses:
Production expenses	319,030	159,646	210,159	33,913
Production taxes	330,663	296,514	368,543	48,291
Total direct operating expenses	649,693	456,160	578,702	82,204
Excess of revenues over direct operating expenses	$2,846,535	$2,152,218	$2,682,252	$341,060

The accompanying notes are an integral part of these financial statements.

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BLACK RIDGE OIL & GAS, INC.

ACQUIRED PROPERTIES

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

Note 1 – Properties and Basis of Presentation

The accompanying statements present the revenues and direct operating expenses of interests in oil and natural gas producing properties (the “Acquired Properties”) acquired by Black Ridge Oil & Gas, Inc. (the “Company”), from CP Exploration, LP (“CPX”) on December 13, 2013. The Company paid $20.6 million for the Acquired Properties, net of purchase price adjustments and subject to post-closing adjustments. The Acquired Properties are located in the Williston Basin of North Dakota.

The statements of revenues and direct operating expenses have been derived from CPX’s historical financial records and prepared on the accrual basis of accounting. Revenues and direct operating expenses relate to the historical net revenue interests and net working interests, respectively, in the Acquired Properties. Oil and natural gas revenues are recognized on the sales method when production is sold to a purchaser at a fixed or determinable price, when delivery has occurred and title has transferred, and if collectability of the revenue is probable. Revenues are reported net of overriding and other royalties due to third parties. Direct operating expenses include production expenses and production taxes and all other direct operating costs associated with the properties. Direct operating expenses do not include corporate overhead, interest expense and income taxes.

The statements of revenues and direct operating expenses are not indicative of the financial condition or results of operations of the Acquired Properties going forward due to the omission of various operating expenses. During the periods presented, the Acquired Properties were not accounted for by CPX as a separate business unit. As such, certain costs, such as depreciation, depletion and amortization, accretion of asset retirement obligations, general and administrative expenses and interest expense were not allocated to the Acquired Properties.

Interim Financial Information: The financial information for the nine months ended September 30, 2013 and 2012 is unaudited. In the opinion of management, this information contains all adjustments, consisting only of normal recurring accruals necessary for a fair statement of the revenues and direct operating expenses for the periods presented in accordance with the indicated basis of presentation. The revenues and direct operating expenses for interim periods are not necessarily indicative of the revenues and direct operating expenses for the full fiscal year.

Note 2 – Omitted Financial Information

Historical financial statements reflecting financial position, results of operations and cash flows from operating, investing and financing activities in accordance with accounting principles generally accepted in the United States of America are not presented as such information is not available on a property-by-property basis, nor is it practicable to obtain such information in these circumstances. Historically, no allocation of general and administrative, interest expense, corporate taxes, accretion of asset retirement obligations, and depreciation, depletion and amortization was made to the Acquired Properties. Accordingly, the statements of revenues and direct operating expenses are presented in lieu of the financial statements required under Rule 3-05 of the Securities and Exchange Commission’s Regulation S-X.

The Company believes that it is appropriate to provide historical statements of revenues and direct operating expenses for the Acquired Properties in lieu of complete financial statements for the following reasons:

•	Financial statements prepared in accordance with generally accepted accounting principles were never prepared for the Acquired Properties. Certain financial calculations, such as calculation of depreciation, depletion, and amortization expense under the full cost method of accounting, and the estimation of asset retirement obligations, were not prepared. Indirect expenses were not allocated to individual assets. Certain expenses related to the assets were recorded on a commingled basis with expenses related to other assets owned by CPX;

•	The acquisition of the Acquired Properties does not include the acquisition of any indirect assets or systems used by CPX. The Acquired Properties will be integrated with other assets owned by the Company, and any future indirect activities will be performed by Company employees. None of the managers or other personnel performing indirect activities for CPX will be employed by the Company;

•	Historical depreciation, depletion and amortization attributable to the Acquired Properties is irrelevant to investors as future calculations will be based upon the fair value of the Acquired Properties at the date of acquisition and costs incurred in prior periods will have no impact on the calculation.

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BLACK RIDGE OIL & GAS, INC.

ACQUIRED PROPERTIES

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

Note 3 – Supplemental Oil and Natural Gas Reserve and Standardized Measure Information (Unaudited)

Oil and Natural Gas Reserve Information: Proved reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions (prices and costs held constant as of the date the estimate is made). Proved developed reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

Proved oil and natural gas reserve information for the Acquired Properties have only been prepared as of December 31, 2012, and the related discounted future net cash flows excluding income taxes are based on engineering estimates. Reserve information for the properties was prepared in accordance with guidelines established by the SEC. Proved oil and gas reserves were calculated based on the prices for oil and gas during the 12 month period before the respective reporting date, determined as the unweighted arithmetic average of the first day of the month price for each month within such period. This average price is also used in calculating the aggregate amount and changes in future cash inflows related to the standardized measure of discounted future cash flows. Undrilled locations are classified as having proved undeveloped reserves only if a development plan has been implemented indicating that they are scheduled to be drilled within five years.

As SEC compliant reserve studies were not prepared for periods prior to December 31, 2012, the December 31, 2011 reserve estimates were based on December 31, 2012 reserve estimates adjusted for actual 2012 and 2011 production. As such, the December 31, 2011 reserve estimates do not include the impact, if any, of timing, pricing, revisions of prior estimates, and income taxes.

The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board (the “FASB”) and the SEC. These assumptions do not necessarily reflect the Company’s expectations of actual revenues to be derived from those reserves, nor their present value. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these reserve quantity estimates are the basis for the valuation process.

An SEC compliant reserve study is not necessarily indicative of fair value under the terms prescribed by ASC 805. An SEC compliant reserve report is based on historical commodity prices while a fair value report is typically based on forward looking prices. Additionally, the SEC method does not take into account the uncertainty of developing reserves while the fair value method applies a risk weighting to the different reserve classes.

The following table sets forth information regarding estimated quantities of proved developed and undeveloped oil and gas reserve quantities of the Acquired Properties and changes therein for each of the fiscal years presented:

	Natural
	Oil (Bbls)	Gas (Mcf)
Proved developed and undeveloped reserves as of January 1, 2011	366,646	141,996
Extensions, discoveries and other additions	–	–
Production	(4,754)	(459)
Proved developed and undeveloped reserves as of December 31, 2011	361,892	141,537
Extensions, discoveries and other additions	1,199,151	934,039
Production	(38,412)	(12,514)
Proved developed and undeveloped reserves as of December 31, 2012	1,522,631	1,063,062
Proved developed reserves included above:
December 31, 2011	43,218	15,500
December 31, 2012	217,225	93,238
Proved undeveloped reserves included above:
December 31, 2011	318,674	126,037
December 31, 2012	1,305,406	969,824

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BLACK RIDGE OIL & GAS, INC.

ACQUIRED PROPERTIES

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

Standardized Measure of Discounted Future Net Cash Flows: The following summary sets forth the future net cash flows relating to proved oil and gas reserves of the Acquired Properties based on the standardized measure described earlier. The disclosure excludes the impact, if any, of timing, pricing, revisions of prior estimates, and income taxes. As discussed above, December 31, 2011 amounts were based on the reserves as of December 31, 2012, with backward adjustments for actual sales and production costs during each respective period.

	Years Ended December 31,
	2012	2011
Future cash inflows	$135,468,306	$31,538,226
Future production costs	(43,255,310)	(10,068,414)
Future development costs	(25,603,086)	(6,394,867)
Future net cash flows	66,609,910	15,074,945
10% annual discount for estimated timing of cash flows	(39,019,034)	(8,811,195)
Standardized measure of discounted future net cash flows	$27,590,876	$6,263,750

Changes in the Standardized Measure of Discounted Future Net Cash Flows: An analysis of the changes in the standardized measure of discounted future net cash flows for the years ended December 31, 2012 and 2011 are as follows and excludes the impact, if any, of timing, pricing, revisions of prior estimates, and income taxes as discussed earlier:

	Years Ended December 31,
	2012	2011
Standard measure, beginning of year	$6,263,750	$6,004,373
Sales of oil and natural gas produced, net of production costs	(2,682,252)	(341,060)
Extensions and discoveries	21,251,381	–
Development costs incurred	2,131,622	–
Accretion of discount	626,375	600,437
Standard measure, end of year	$27,590,876	$6,263,750

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